STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made and shall be effective as of November 29, 1996, by and between IOMED, Inc., a Utah corporation (the "Company") and Child Health Investment Corporation, a Kansas corporation ("CHIC").

         WHEREAS: The Company desires to issue and sell to CHIC, and CHIC desires to purchase from the Company, certain authorized, but previously unissued shares of the Company's common stock, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recital and the covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

         1.1 Common Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Company agrees to sell to CHIC, and CHIC agrees to purchase from the Company, a total of 178,571 shares of the Company's authorized but unissued common stock, par value $.001 per share (the "Common Shares").

         1.2 Purchase Price. The purchase price for each of the Common Shares shall be $1.40, for an aggregate purchase price of $249,999.40 (the "Purchase Price").

         1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company, in Salt Lake City, Utah, on December 3, 1996, or on such other date as may be mutually agreed upon by the parties. At the Closing, the Company shall deliver to CHIC one or more certificates evidencing the Common Shares, and CHIC shall deliver the Purchase Price to the Company, in cash, by wire transfer to an account designated by the Company, or by the delivery of other immediately available funds.

                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Company hereby represents and warrants to, and covenants with, CHIC as follows:

         2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

         2.2 Authorization. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and by general equitable principles.

         2.3 Valid Issuance. The Common Shares, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

         2.4 No Violation. Neither the execution and delivery of this Agreement by the Company nor its performance and consummation of the transactions
contemplated   hereby  will  violate  (a)  any  provision  of  the  Articles  of
Incorporation or the Bylaws of the Company, (b) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental agency that is applicable to the Company, or (c) any material agreement to which the Company is a party.

         2.5 Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 40,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) 4,215,618 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). Immediately following the Closing, after giving effect to the transactions contemplated hereby, the issued and outstanding capital stock of the Company will consist solely of
15,037,966  shares of  Common  Stock and  172,800  shares of Series C  Preferred
Stock. As of October 31, 1996, options to purchase approximately 1,553,314 shares of Common Stock, and a warrant to purchase 10,000 shares of Common Stock, were outstanding. Except for (a) the options and warrants described above, (b) an obligation to issue additional shares of Common Stock to Laboratoires Fournier, pursuant to the adjustment provisions of the agreement between Iomed, Inc. and Laboratoires Fournier S.C.A. ("Fournier"), dated February 20, 1996 (the "Fournier Agreement") and (c) a Warrant, dated December 1, 1996, to purchase 215,000 shares of Common Stock, issued by the Company to the Alliance for Children's Hospitals, Inc. (a subsidiary of CHIC), the Company does not have outstanding any rights (either preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or securities convertible into or exchangeable for its capital stock. Pursuant to the Fournier Agreement, the Company will issue 4,644 additional shares of Common Stock to Fournier in connection with this sale of Common Stock to CHIC.

         2.6 Litigation. The Company is not a party, nor has it been threatened, in writing, to be made a party to any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, which could result in any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations or future prospects of the Company.

         2.7      Reports and Financial Statements.

                  (a) CHIC heretofore has been furnished with complete and correct copies of the unaudited consolidated balance sheet of the Company as of September 30, 1996 and of the unaudited interim consolidated statements of operations and cash flow for the three month period then ended and of the audited balance sheets of the Company as of June 30, 1996 and as of June 30, 1995 and the related income statements and statements of cash flows for the fiscal years then ended.

                  (b) Each of the financial statements referred to in (a) above was prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Each of the balance sheets included in such financial statements fairly presents the financial condition of the Company as of the close of business on the date thereof, and each of the statements of income included in such financial statements fairly presents the results of operations of the Company for the fiscal period then ended.

                  (c) The Company shall deliver to CHIC:

                           (i) as soon as  available  and in any event within 90
days after the end of each fiscal year of the Company, beginning with the fiscal year ending June 30, 1997, audited financial statements of the Company for such year, accompanied by a report thereon of independent public accountants of recognized national standing, which report shall state that such financial statements fairly present the financial condition and results of operations of the Company as at the end of, and for, such fiscal year; and

                           (ii) as soon as available and in any event within 45
days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in each fiscal year) unaudited financial statements of the Company for such fiscal quarter accompanied, in each case, by a certificate of the chief financial officer of the Company, which certificate shall state that such financial statements fairly present the financial position and results of operations of the Company in accordance with generally accepted accounting principles, subject to changes resulting from year-end audit adjustments.

         2.8 Material Adverse Change. There has been no material adverse change in the business, properties or financial condition of the Company since June 30, 1996.

         2.9 Other Documents. CHIC heretofore has been furnished with complete and correct copies of (i) the Articles of Incorporation and the Bylaws of the Company, (ii) the Preferred Stock Purchase Agreement, dated as of August 4, 1987, by and between the Company and the Investors named therein (the "Preferred Stock Purchase Agreement").

         2.10 Use of Proceeds. The proceeds from the sale of the Common Share will be used by the Company for general corporate purposes in connection with its primary business activity.

         2.11 Disclosure. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading in light of the circumstances under which they were made; provided, it is understood that any projections or other forward-looking information contained herein represent the Company's good faith estimate under the circumstances based on assumptions which the Company believes are reasonable, and the Company does not represent or warrant that such projections or future events will occur; and provided further, that CHIC acknowledges the disclosures made by IOMED with respect to (i) the status of the Ciba-Geigy development projects and (ii) patent issues, and agrees that such disclosures shall constitute supplements to the other written statements and certificates furnished to CHIC pursuant hereto.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CHIC

         CHIC hereby represents and warrants to the Company as follows:

         3.1 Organization. CHIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

         3.2 Authorization. CHIC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by CHIC, and constitutes the valid and binding obligation of CHIC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and by general equitable principles.

         3.3 Experience. It is experienced in evaluating and investing in emerging companies such as the Company.

         3.4 Investment Intent. It is acquiring the Common Shares pursuant to this Agreement (the "Securities"), for its own account and not with a present view to, or for resale in connection with, any distribution. It understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration requirements of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         3.5 Holding Period. It acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act, or unless an exemption from the registration requirements thereof is available. It is aware of the provisions of Rule 144 promulgated under the Act, the limitations on resales of securities imposed thereby, that the public information required thereby is not presently published by the Company, and that the Company is under no obligation to so publish such information in the future.

         3.6 No Public Market. It understands that no public market now exists for any of securities issued by the Company (including without limitation the Securities) and that there is no assurance that a public market will ever exist for the Securities. Additionally, it is aware that, except as specifically set forth in Article IV hereof, the Company is under no obligation to register any of the Securities under the Act.

         3.7 Discussions with the Company. It has had an opportunity to discuss the Company's business, management and financial affairs with management of the Company and an opportunity to review the Company's facilities. It understands that such discussions were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and do not constitute representations or warranties of the Company hereunder.

         3.8 Sophisticated Investor. It is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Securities, and it is capable of bearing the economic risks of an investment in the Securities.

         3.9 Due Diligence. It, both by itself and through its agents, has been solely responsible for its "due diligence" investigation of the Company and its management and business, for the analysis of the merits and risks of this investment and of the fairness and desirability of the terms of the investment.

         3.10 Independent Legal Counsel. It has had the opportunity to be advised by legal counsel of its own choice in connection with the purchase of the Securities and has either been advised by such counsel or concluded that such advice is not required. It acknowledges that Parsons Behle & Latimer is acting solely as counsel for the Company in connection therewith.

         3.11  Restrictive   Legend.   It  acknowledges  that  the  certificates
representing the Common Share shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATIONS UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

         The Company need not register a transfer of any of the Securities, unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Securities unless such conditions are satisfied.

         3.12 Reliance on Written Representations and Warranties. In connection with its decision to enter into this Agreement and to purchase the Common Shares hereunder, CHIC has relied only upon the written representations and warranties of the Company which are set forth herein, and it has not relied upon any other representation, warranty document or statement by the Company, its officers, directors, employees or agents concerning the Company, its business or its affairs.

         3.13 Disclosure. No representation or warranty by CHIC contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

         4.1 Definitions. As used in this Article IV:

                  (a) The term "Registrable Securities" means the Common Shares issued hereunder excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Article IV are not assigned to the purchaser; provided, however, that such Common Shares shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                  (b) The term "Holder" means CHIC and any other person or entity that acquires any Registrable Securities in compliance with Sections 3.11 and 4.5 hereof.

                  (c)  The  term  "SEC"  means  the   Securities   and  Exchange
Commission or any successor agency thereto.

         4.2      Company Registration.

                  (a) If at any time, or from time to time, prior to the date seven (7) years after the date of this Agreement, the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than a registration on Form S-1 or S-8 relating solely to employee benefit plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                           (i)  promptly  give to  each  Holder  written  notice
thereof; and

                           (ii)  include  in  such  registration,   and  in  any
underwriting involved therein, all the Registrable securities specified in any written request or requests by any Holder or Holders received by the Company within twenty (20) days after the date of the written notice required by Section 4.2(a)(i) above, on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through the underwriter in such registration.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to clause (i) of Section 4.2(a). In such event the right of any Holder to registration pursuant to this Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                  (c) Notwithstanding any other provision of this Section 4.2, if the underwriter determines that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of the Holders, in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No
Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                  (d) Notwithstanding any other provision of this Section 4.2, no Holder shall be entitled to include any Registrable Securities in a registration pursuant to this Section 4.2 if and to the extent that such inclusion would reduce the number of shares of Registrable Securities entitled to participate in such registration pursuant to Section 7.2, 7.3 or 7.4 of the Preferred Stock Purchase Agreement. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered pursuant hereto but for the foregoing sentence, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among all of the Holders, in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the registration statement.

         4.3 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Article IV, including without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities, or any fees or expenses of counsel to any of the selling Holders.

         4.4 Information and Indemnification. It shall be a condition precedent to the obligations of the Company hereunder in regard to Registerable Securities, that each Holder participating in any registration under this
Article IV provide to the Company all information concerning such Holder and the Registerable Securities to be included by such Holder in such registration, as the Company, its legal counsel or any underwriter involved in such registration reasonably requests. Additionally, each such Holder shall indemnify and hold the Company harmless (to the full extent permitted by law) from and against any losses, claims, damages or expenses which the Company may suffer or incur in connection with such registration as the result of any omission or inaccuracy in such requested information.

         4.5 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Section 4.2 hereof may be assigned in writing by any Holder of Registrable Securities to a transferee or assignee of not less than fifty thousand (50,000) shares of the Registrable Securities (as appropriately adjusted from time to time for stock splits and the like); provided, that such transfer is effected in accordance with the terms of this Agreement and applicable securities laws; and provided further, that the Company is given written notice by such holder of Registrable Securities at the time of such transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

         4.6 "Market Stand-off" Agreement. The Holders hereby agree not to sell or otherwise transfer or dispose of any Registrable Securities held by them during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Act; provided that:

                  (a) such agreement shall only apply to the first such registration statement of the Company including shares of Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                  (b)  such   agreement   shall  not  apply  to  any  shares  of
Registrable Securities that are included in such public offering; and

                  (c) all executive officers and directors of the Company and all other persons with registration rights (whether or not granted pursuant to this Agreement) enter into similar agreements.

         The Company may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                                    ARTICLE V

                           NOTICE OF CHANGE-IN-CONTROL

         5.1 Change-in-Control Transactions. If the Company receives notice that a shareholder or group of shareholders, other than CHIC (collectively the "Selling Shareholders"), intend to sell or exchange all or a portion of their common shares of the Company in a transaction or series of transactions which will not be registered under the Act, and which will result in a change-in-control of the Company, (a "Change-In-Control Transaction"), the Company shall, to the extent it may do so without violating any other agreement or obligation to which it is a party or by which it is bound (regardless of when such agreement or obligation was undertaken or became effective), give notice of such Change-In-Control Transaction to CHIC. Such notice shall set forth, to the extent known by the Company, the identity of the Selling Shareholders, the identity of the proposed buyer, and the general terms and conditions of the proposed Change-In-Control Transaction. The notice obligations of the Company, as set forth in this Section 5.1, shall apply only to proposed sales or exchanges which take place prior to the issuance by the Company of its securities in a registered, underwritten public offering in which the Company receives at least $5,000,000 in gross proceeds. For purposes of this Section 5.1, the term "change-in-control" shall mean a transaction or series of transactions pursuant to which securities of the Company representing 50% or more of the combined voting power of all of the Company's issued and outstanding common shares (or securities convertible by their terms into common shares) are transferred to a person or persons not owned or controlled by, or under common control with, one or more of the Selling Shareholders.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Notice. Any notice or other communication required or permitted hereunder must be in writing, and shall be delivered personally, by facsimile or by certified, registered, or express mail, postage prepaid and return receipt requested. Such notice shall be deemed given when so delivered personally or when sent by confirmed facsimile transmission on a business day to the party in question or, if mailed, three (3) business days after the date of deposit in the United States mails, as follows:

                  (i)      if to the Company:

                           IOMED, Inc.
                           3385 West 1820 South
                           Salt Lake City, Utah 84104
                           Attn:  President
                           Fax:  (801) 972-9072

                           with a copy to:

                           Parsons Behle & Latimer
                           201 South Main Street, Suite 1800
                           Salt Lake City, Utah  84111
                           Attn:  Robert C. Delahunty

                  (ii)     if to CHIC, to:

                           Child Health Investment Corporation
                           6803 West 64th Street
                           Suite 208
                           Shawnee Mission, Kansas  66220
                           Attn:  President
                           Fax:

                           with a copy to:




                           Attn:

         6.2 Governing Law. This Agreement shall be governed by the laws of the State of Utah, without giving effect to the choice of laws provisions thereof.

         6.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                  THE COMPANY:

                                   IOMED, Inc.
                                   a Utah Corporation
                                   By: /s/ Ned M. Weinshenker
                                   Ned M. Weinshenker, President and
                                   Chief Executive Officer



                                   CHIC:
                                   CHILD HEALTH INVESTMENT
                                   CORPORATION, a Kansas corporation
                                   By: /s/ illegible
                                   Its: Chief Operating Officer